As filed with the Securities and Exchange Commission on May 3, 2017
Registration No. 333-  __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

Centene Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	42-1406317 (IRS Employer Identification Number)
7700 Forsyth Blvd.
St. Louis, Missouri 63105
(314) 725-4477
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
______________________

Keith H. Williamson
Centene Corporation
7700 Forsyth Blvd.
St. Louis, Missouri 63105
(314) 725-4477
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
______________________
Copies of all correspondence to:

J. Mark Klamer, Esq.
Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102
(314) 259-2000
Fax: (314) 259-2020

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)
Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered / Proposed Maximum Offering Price Per Unit / Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	$0(1)(2)
Common stock, par value $0.001 per share	(1)	$0(1)(2)
Preferred Stock, par value $0.001 per share	(1)	$0(1)(2)
Depositary Shares(3)	(1)	$0(1)(2)
Warrants(4)	(1)	$0(1)(2)

(1)
An indeterminate aggregate initial offering price and number or amount of the securities is being registered and may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. Includes an indeterminate amount of our securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement.

(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(3)	Each depositary share will be issued under a deposit agreement, will represent a fractional interest in a share or multiple shares of preferred stock, and will be evidenced by a depositary receipt.

(4)	The warrants covered by this registration statement may be warrants to purchase debt securities, preferred stock or common stock.

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
________________________

We may offer and sell from time to time, one or any combination of the securities we describe in this prospectus. In addition, certain selling securityholders may offer and sell our securities from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering. We or any selling securityholders will provide specific terms of any offering in supplements to this prospectus. The prospectus supplement will contain more specific information about the offering and the securities being offered, including the names of any selling securityholders, if applicable. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We and/or any selling securityholders, if applicable, may offer securities for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the names of any underwriters, the specific terms of the plan of distribution and the underwriter’s discounts and commissions.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CNC.” Any common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
________________________

The date of this prospectus is May 3, 2017

You should rely only on information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. No dealer, salesperson or other person is authorized to give you any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the debt securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we and/or certain selling securityholders, if applicable, may, from time to time, sell the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we and/or any selling securityholders offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
This prospectus provides you with a general description of our securities. Each time we and/or any selling securityholders offer securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering, including the names of any selling securityholders, if applicable. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information provided in this prospectus or in any prospectus supplement, including the information incorporated by reference. We and any selling securityholders have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date. Unless the context otherwise requires, in this prospectus “Centene,” “we,” “us,” “our” and “ours” refer to Centene Corporation and its consolidated subsidiaries.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of Part II of our Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed with the SEC on April 25, 2017, and under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 21, 2017, and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the additional risk factors and other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information.”

CENTENE CORPORATION
Centene is a diversified, multi-national healthcare enterprise that provides services to government sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. Centene provides member-focused services through locally based staff by assisting in accessing care, coordinating referrals to related health and social services and addressing member concerns and questions. Centene also provides education and outreach programs to inform and assist members in accessing quality, appropriate healthcare services. Centene believes its local approach, including member and provider services, enables it to provide accessible, quality, culturally-sensitive healthcare coverage to its communities. Centene’s health management, educational and other initiatives are designed to help members best utilize the healthcare system to ensure they receive appropriate, medically necessary services and effective management of routine, severe and chronic health problems, resulting in better health outcomes. Centene combines its decentralized local approach for care with a centralized infrastructure of support functions such as finance, information systems and claims processing.
On March 24, 2016, Centene acquired all of the issued and outstanding shares of Health Net, Inc. (Health Net), a publicly traded managed care organization that delivers healthcare services through health plans and government-sponsored managed care plans. The transaction was valued at $6.0 billion, including the assumption of debt. The acquisition allows the Company to offer a more comprehensive and scalable portfolio of solutions and provides opportunity for additional growth across the combined company’s markets.
Centene operates in two segments: Managed Care and Specialty Services. Centene’s Managed Care segment provides health plan coverage to individuals through government subsidized programs, including Medicaid, that also encompasses the State Children’s Health Insurance Program (CHIP), Long Term Care (LTC), Foster Care, dual-eligible individuals (Duals) and the Supplemental Security Income Program, also known as the Aged, Blind or Disabled Program (ABD), and Medicare. The Managed Care segment also includes commercial health care products offered to individuals and large and small employer groups, as well as products to individuals through the Health Insurance Marketplace (HIM). Centene’s Specialty Services segment consists of its specialty companies offering diversified healthcare services and products to federal and state programs, correctional facilities, healthcare organizations, employer groups and other commercial organizations, as well as to its own subsidiaries. For the year ended December 31, 2016, Centene’s Managed Care and Specialty Services segments accounted for 94% and 6% respectively, of its total revenues.
Centene’s managed care membership totaled approximately 11.4 million as of December 31, 2016. For the year ended December 31, 2016, Centene’s total revenues and net earnings from continuing operations attributable to Centene were $40.6 billion and $559 million, respectively, and its total cash flow from operations was $1.9 billion.
Centene’s initial health plan commenced operations in Wisconsin in 1984. The Company was organized in Wisconsin in 1993 as a holding company for its initial health plan and reincorporated in Delaware in 2001.
The principal executive offices are located at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, and the telephone number is (314) 725-4477. Centene’s website address is www.centene.com. We do not incorporate the information contained on our website into this Prospectus, and you should not consider it part of this Prospectus.
Our common stock is publicly traded on the NYSE under the ticker symbol “CNC.”

WHERE YOU CAN FIND MORE INFORMATION
Because we are subject to the informational requirements of the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, including the attached exhibits, and any reports, proxy statements or other information that we file at the SEC's public reference room in Washington, D.C. at Room 1580, 100 F Street, N.E., 20549. You can request copies of these documents by writing to the SEC and paying a duplicating charge. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms in other cities. The SEC makes our filings available to the public on its Internet site (http://www.sec.gov). In addition, you may inspect such reports and other information at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.
In addition, we make available free of charge through our Internet site (http://www.centene.com) reports we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC.
The SEC allows us to “incorporate by reference” information into this prospectus, which means we can disclose important information to you by referring you to other documents that we filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this prospectus, except for any information directly superseded by information subsequently filed with the SEC and incorporated in this prospectus.
We incorporate by reference into this prospectus the following documents (SEC File No. 001-31826), which contain important information about us and our business and financial results:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 21, 2017;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed with the SEC on April 25, 2017;

•	our Current Reports on Form 8-K filed with the SEC on March 24, 2016 (as amended on May 10, 2016 and as further amended on June 9, 2016), March 2, 2017 and April 27, 2017; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 14, 2003, as amended by our Forms 8-A/A filed with the SEC on December 17, 2004 and April 26, 2007, including any amendments or reports filed for the purpose of updating such description.

We may file additional documents with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the expiration of the offering. The SEC allows us to incorporate by reference into this prospectus such documents. Unless otherwise stated, information that is furnished and not filed (for example, information under Item 2.02 of our Current Reports on Form 8-K) is not incorporated by reference into this prospectus. You should consider any statement contained in this prospectus (or in a document incorporated into this prospectus) or any prospectus supplement to be modified or superseded to the extent that a statement in a subsequently filed document modifies or supersedes such statement.
We encourage you to read our SEC reports, as they provide additional information about us which prudent investors find important. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus at no charge upon request by contacting us at Centene Corporation, Attn: Corporate Secretary, 7700 Forsyth Boulevard, St. Louis, Missouri 63105, telephone (314) 725-4477.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes. Such general corporate purposes may include the repayment of indebtedness, funding for acquisitions, capital expenditures, additions to working capital and to meet statutory capital requirements in new or existing states. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. Unless we specify another use in the applicable prospectus supplement, we will not receive any of the proceeds from a sale of securities by any selling securityholders.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Statements set forth in this prospectus and incorporated by reference from documents we have filed with the Securities and Exchange Commission may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In particular, these statements include without limitation statements about our market opportunity, our growth strategy, competition, expected activities and future acquisitions, investments and the adequacy of our available cash resources. Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions.
All forward-looking statements included in this filing are based on information available to us on the date of this filing. Except as may be otherwise required by law, we undertake no obligation to update or revise the forward-looking statements included in this filing, whether as a result of new information, future events or otherwise, after the date of this filing. You should not place undue reliance on any forward looking statements, as actual results may differ materially from projections, estimates, or other forward-looking statements due to a variety of important factors, including but not limited to:

•	our ability to accurately predict and effectively manage health benefits and other operating expenses and reserves;

•	competition;

•	membership and revenue declines or unexpected trends;

•	changes in healthcare practices, new technologies, and advances in medicine;

•	increased health care costs;

•	changes in economic, political or market conditions;

•
changes in federal or state laws or regulations, including changes with respect to government health care programs as well as changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act and any regulations enacted thereunder that may result from changing political conditions;

•	rate cuts or other payment reductions or delays by governmental payors and other risks and uncertainties affecting our government businesses;

•	our ability to adequately price products on federally facilitated and state based Health Insurance Marketplaces;

•	tax matters;

•	disasters or major epidemics;

•	the outcome of legal and regulatory proceedings;

•	changes in expected contract start dates;

•	provider, state, federal and other contract changes and timing of regulatory approval of contracts;

•	the expiration, suspension, or termination of our contracts with federal or state governments (including but not limited to Medicaid, Medicare, and TRICARE);

•	challenges to our contract awards;

•	cyber-attacks or other privacy or data security incidents;

•
the possibility that the expected synergies and value creation from acquired businesses, including, without limitation, the acquisition of Health Net, will not be realized, or will not be realized within the expected time period, including, but not limited to, as a result of conditions, terms, obligations or restrictions imposed by regulators in connection with their approval of, or consent to, the acquisition;

•
the exertion of management’s time and our resources, and other expenses incurred and business changes required in connection with complying with the undertakings in connection with certain regulatory approvals;

•	disruption from the acquisition making it more difficult to maintain business and operational relationships;

•	the risk that unexpected costs will be incurred in connection with, among other things, the acquisition and/or the integration;

•	changes in expected closing dates, estimated purchase price and accretion for acquisitions;

•	the risk that acquired businesses will not be integrated successfully;

•	our ability to maintain or achieve improvement in the Centers for Medicare and Medicaid Services (CMS) Star ratings and other quality scores that impact revenue;

•	availability of debt and equity financing, on terms that are favorable to us;

•	inflation; and

•	foreign currency fluctuations.

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain other risk factors that may affect our business operations, financial condition and results of operations, in our filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.
All statements, other than statements of current or historical fact, contained in this filing are forward-looking statements. We have attempted to identify these statements by terminology including “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “seek,” “target,” “goal,” “may,” “will,” “would,” “could,” “should,” “can,” “continue” and other similar words or expressions in connection with, among other things, any discussion of future operating or financial performance. In particular, these statements include statements about our market opportunity, our growth strategy, competition, expected activities and future acquisitions, investments and the adequacy of our available cash resources.
Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. See “Risk Factors” beginning on page 2 of this prospectus for reference to the factors that could cause actual results to differ materially.
You should not place undue reliance on such statements, which speak only as of the date that they were made. These cautionary statements should be considered in connection with any written or oral forward looking statements that we may issue in the future. We do not undertake any obligation to release publicly any revisions to such forward looking statements to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

DESCRIPTION OF DEBT SECURITIES
The following description of the terms of our debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities. For purposes of this description, the terms “we,” “our,” “ours,” and “us” refer only to Centene Corporation and not to any of its subsidiaries.
The Indentures
The debt securities will be issued in one or more series under an indenture (the “Indenture” or an “indenture”), to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee or under the Indenture, dated April 29, 2014, among the Company and The Bank of New York Mellon Trust Company, N.A., relating to the Company’s 4.75% Senior Notes due 2022, the Indenture, dated February 11, 2016, among the Company (as successor to Centene Escrow Corporation) and The Bank of New York Mellon Trust Company, N.A., relating to the Company’s 5.625% Senior Notes due 2021, the Indenture, dated February 11, 2016, among the Company (as successor to Centene Escrow Corporation) and The Bank of New York Mellon Trust Company, N.A., relating to the Company’s 6.125% Senior Notes due 2024, and the Indenture, dated November 9, 2016, among the Company and The Bank of New York Mellon Trust Company, N.A., relating to the Company’s 4.75% Senior Notes due 2025. The statements herein relating to the debt securities and the indentures are summaries and are subject to the detailed provisions of the applicable indenture. The indenture will be subject to and governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The description below is a summary and does not contain all the information you may find useful. We urge you to read the indenture because it, and not this summary, defines many of your rights as a holder of our debt securities. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. Whenever we refer to particular sections or defined terms in an indenture, those sections and definitions are incorporated by reference.
General
The debt securities will be our general obligations. The indenture does not limit the aggregate amount of debt securities which we may issue nor does it limit other debt we may issue. We may issue senior or subordinated debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement, the indenture will not limit the amount of other secured or unsecured debt that we may incur or issue.
The senior debt securities will rank equally with all our other unsubordinated obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the indenture. See “-Subordinated Debt Securities” below. The indenture will provide that the debt securities may be issued from time to time in one or more series.
The indenture will place no limitation on the amount of additional secured indebtedness that we may incur. We expect from time to time to incur additional indebtedness constituting secured indebtedness. Our outstanding secured indebtedness would rank senior to our senior unsecured indebtedness to the extent of such security, and our outstanding short- and long-term indebtedness would rank equally with our senior unsecured debt securities.
If this prospectus is being delivered in connection with the offering of a series of senior debt securities, the accompanying prospectus supplement or information incorporated by reference will set forth the approximate amount of secured long-term indebtedness senior to such senior unsecured indebtedness outstanding as of a recent date.
The applicable prospectus supplement relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including, where applicable:

•	the title and any limit on the aggregate principal amount of the debt securities and whether the debt securities will be senior or subordinated;

•	the price at which we are offering the debt securities, usually expressed as a percentage of the principal amount;

•
the date or dates on which the debt securities of a series will be issued, and on which the principal of and any premium on such debt securities, or any installments thereof, will mature or the method of determining such date or dates;

•	the rate or rates, which may be fixed or variable at which such debt securities will bear interest or the method of calculating such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method of determining such dates;

•	the date or dates on which any interest will be payable and the applicable record dates;

•	the place or places where principal of, premium, if any, and interest, if any, on such debt securities, or installments thereof, if any, will be payable;

•
any of our obligations to redeem, repay, purchase or offer to purchase the debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or upon other conditions or at the option of the holders of the debt securities and the periods, prices and the other terms and conditions of such redemption or repurchase, in whole or in part;

•	any of our rights to redeem the debt securities at our option and the periods, prices and the other terms and conditions of such redemption, in whole or in part;

•
if denominations other than $1,000 and any integral multiple thereof in the case of debt securities in registered form, or $1,000 and $5,000 in the case of debt securities in bearer form, the denominations in which such debt securities will be issued;

•	whether the debt securities are original issue discount securities (as described below under “-Original Issue Discount Securities”) and the amount of discount;

•	the provisions for payment of additional amounts or tax redemptions, if any;

•	any addition to, or modification or deletion of, any event of default or covenant specified in the indenture with respect to such debt securities;

•	whether the debt securities of the series shall be issued in whole or in part in certified form;

•	the designation, if any, of any depositaries, trustees, paying agents, authenticating agents, security registrars or other agents with respect to the debt securities of such series;

•
if other than the entire principal amount, the portion of the principal amount of debt securities which becomes payable upon a declaration of acceleration of maturity or the method of determining such portion;

•	in the case of the subordinated debt securities, the subordination provisions pertaining to such debt securities;

•	material federal income tax considerations, if applicable; and

•	any other special terms pertaining to such debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange or included in any market.
None of our directors, officers, employees, incorporators, or stockholders, past, present or future, will have any liability with respect to our obligations under the indenture or debt securities.
Original Issue Discount Securities
Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.
Indexed Securities
If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement or term sheet will explain the terms and conditions of the conversion or exchange, including the conversion or exchange price or rate (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.
Payment
Unless we specify otherwise in the applicable prospectus supplement, payments in respect of the debt securities will be made at the office or agency office or agency maintained by us in New York, New York. Payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest.

Registration, Transfer and Exchange
Unless we specify otherwise in the applicable prospectus supplement, a holder may transfer or exchange debt securities in accordance with the provisions of the indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of debt securities. Holders will be required to pay all taxes due on transfer. We intend to appoint the trustee under the indenture as security registrar with respect to debt securities issued under the indenture.
Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers
Unless we specify otherwise in the applicable prospectus supplement, we may not, directly or indirectly: (1) consolidate or merge with or into another person (whether or not we are the surviving corporation) or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions, to another person; unless:
(1) either:
(a) we are the surviving corporation; or
(b) the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made (the “Surviving Entity”) is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2) the Surviving Entity expressly assumes pursuant to a supplemental indenture all our obligations under the debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee;
(3) immediately after giving effect to such transaction no default or event of default shall have occurred and be continuing; and
For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more of our subsidiaries, which properties or assets, if held by us instead of such subsidiaries, would constitute all or substantially all of our properties or assets on a consolidated basis, shall be deemed to be the transfer of all or substantially all of our properties or assets.
Modification or Amendment of the Indenture
Unless we specify otherwise in the applicable prospectus supplement, except as provided in the next two succeeding paragraphs, the indenture or the debt securities of any series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of each series affected thereby then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of any series), and any existing default or event of default or compliance with any provision of the indenture or the debt securities of any series may be waived with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of any series).
Unless we specify otherwise in the applicable prospectus supplement, without the consent of each holder of debt securities affected, an amendment, supplement or waiver may not (with respect to any debt securities of any series held by a non-consenting holder):
(1) reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
(2) reduce the principal of or change the stated maturity of any debt security;
(3) reduce the rate of or change the time for payment of interest on any debt security;
(4) waive a default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of any series (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series and a waiver of the payment default that resulted from such acceleration);
(5) make any debt securities of any series payable in money other than that stated in the debt securities of such series;

(6) in the case of subordinated debt securities of any series, modify any of the subordination provisions or the definition of senior debt relating to such series in a manner adverse to the holders of such subordinated debt securities;
(7) make any change in the provisions (including applicable definitions) of the indenture relating to waivers of past defaults or the rights of holders of debt securities of any series to receive payments of principal of, or interest or premium, if any, on the debt securities of such series;
(8) waive a redemption or repurchase payment with respect to any debt security of any series;
(9) make any change in the ranking of the debt securities of any series in a manner adverse to the holders of the debt securities of such series; or
(10) make any change in the preceding amendment and waiver provisions.
Notwithstanding the preceding and unless we specify otherwise in the applicable prospectus supplement, without the consent of any holder of debt securities, we and the trustee may amend or supplement the indenture or the debt securities of one or more series:
(1) to cure any ambiguity, defect or inconsistency;
(2) to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
(3) to provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our assets or any other transaction that complies with the indenture;
(4) to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any such holder;
(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
(6) to allow any guarantor to execute a supplemental indenture and/or a guarantee with respect to the debt securities of any one or more series;
(7) to provide for the issuance of and establish the form and terms and conditions of debt securities as permitted by the indenture;
(8) to add to our covenants such further covenants, restrictions, conditions or provisions as we shall consider to be for the protection of the holders of debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities to waive such an event of default;
(9) to evidence and provide the acceptance of the appointment of a successor trustee under the indenture with respect to the debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;
(10) to mortgage, pledge, hypothecate or grant a security interest in favor of the trustee for the benefit of the holders of debt securities as additional security for the payment and performance of our or a guarantor’s obligations under the indenture in any property or assets;
(11) to add to, change, or eliminate any of the provisions of the indenture in respect of the debt securities, provided that any such addition, change, or elimination (i) will neither (A) apply to any debt security created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) will become effective only when there is no such debt security outstanding;

(12) to comply with the rules of any applicable securities depositary;
(13) to release a guarantor from its subsidiary guarantee pursuant to the terms of the indenture when permitted or required pursuant to the terms of the indenture; or
(14) to comply with the covenant relating to mergers, consolidations and sales of assets.
Events of Default
Unless we specify otherwise in the applicable prospectus supplement, each of the following is an event of default:
(1) default for 30 consecutive days in the payment when due and payable of interest on the debt securities of that series;
(2) default in the payment when due and payable of the principal of or premium, if any, on the debt securities of that series (upon maturity, redemption, required repurchase or otherwise);
(3) default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;
(4) failure by us or any of our restricted subsidiaries to comply with the provisions described under the caption “-Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers;”
(5) failure by us for 60 consecutive days after notice to us by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding to comply with any of its other covenants or agreements in the indenture or the debt securities of that series (other than a covenant or warranty that has been included in the indenture solely for the benefit of debt securities of a series other than that series);
(6) certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to us.
(7) any other event of default provided with respect to debt securities, which is specified in a board resolution, a supplemental indenture hereto or an officers’ certificate, in accordance with the terms of the indenture.
In the case of an event of default specified in clause (6), the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding debt securities of each such affected series shall become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, then, and in each and every such case, except for any series of debt securities the principal of which shall have already become due and payable the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of each such affected series (each such series voting as a separate class) may declare the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding debt securities due and payable immediately.
The holders of at least a majority in aggregate principal amount of the debt securities of all series affected thereby, voting as a single class, by notice to the trustee may on behalf of the holders of all of the debt securities of such affected series waive any existing default or event of default and its consequences under the indenture, except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series, and rescind any acceleration and its consequences with respect to the debt securities of such series.
Legal Defeasance and Covenant Defeasance
Unless we specify otherwise in the applicable prospectus supplement, we may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of any series (“Legal Defeasance”) except for:
(1) the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, or interest or premium, if any, on such debt securities of such series when such payments are due from the trust referred to below;
(2) our obligations with respect to the debt securities of such series concerning issuing temporary debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;
(3) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

(4) the defeasance provisions of the indenture.
In addition, unless we specify otherwise in the applicable prospectus supplement, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants in the indenture as well as any additional covenants for a particular series of debt securities (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “-Events of Default” will no longer constitute an event of default with respect to the debt securities of a series.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of (including mandatory sinking fund or analogous payments, if any), or interest and premium, if any, on the outstanding debt securities of such series on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the debt securities of such series are being defeased to maturity or to a particular redemption date;
(2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3) in the case of Covenant Defeasance, we have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4) no default or event of default has occurred and is continuing with respect to the debt securities of such series on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowing);
(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound;
(6) we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of such series of debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and
(7) we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Satisfaction and Discharge
Unless we specify otherwise in the applicable prospectus supplement, the indenture will be discharged and will cease to be of further effect as to all debt securities of any series issued thereunder, when:
(1) either:
(a) all debt securities of any series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

(b) all debt securities of any series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable or redeemable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of such series not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(2) no default or event of default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;
(3) we have paid or caused to be paid all sums payable by it under the indenture; and
(4) we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities of such series at maturity or the redemption date, as the case may be.
In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Selection and Notice
Unless we specify otherwise in the applicable prospectus supplement, if less than all of the debt securities of a series are to be redeemed at any time, the trustee will select debt securities of the series to be redeemed not more than 60 days before the redemption date therefor in any manner that the trustee in its sole discretion deems fair and appropriate. Unless we specify otherwise in the applicable prospectus supplement, notices of redemption will be sent at least 30 but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address (or electronically for global notes), except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the debt securities or a satisfaction and discharge of the indenture.
Subordinated Debt Securities
Debt securities of a series may be subordinated to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. The debt securities will be structurally subordinated to all indebtedness and other liabilities (including medical claims liability, accounts payable and accrued expenses, unearned revenue and other long-term liabilities) of our subsidiaries. Any right we have to receive assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are itself recognized as a creditor of the subsidiary, in which case our claims would still be subordinate in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us.
Replacement of Securities
Unless we specify otherwise in the applicable prospectus supplement, we will replace any mutilated debt security at the expense of the holder upon surrender of the mutilated debt security to the trustee in the circumstances described in the indenture. We will replace debt securities that are destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft of the debt securities satisfactory to us and to the trustee in the circumstances described in the indenture. In the case of a destroyed, lost or stolen debt security, an indemnity and/or security satisfactory to the trustee and us, and payment of any taxes, governmental charges or other expenses, may be required from the holder of the debt security before a replacement debt security will be issued.
Governing Law
The laws of the State of New York will govern each indenture and will govern the debt securities.

Regarding the Trustee
If the trustee becomes a creditor of us, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue or (iii) resign.
The holders of a majority in principal amount of the then outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of our capital stock and the provisions of our certificate of incorporation and by-laws. It also summarizes some relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as Delaware law or the DGCL. Since the terms of our certificate of incorporation, by-laws, and Delaware law are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Delaware law. If you would like to read those documents, they are on file with the SEC as described under the heading “Where You Can Find More Information.”
General
Centene’s authorized capital stock consists of 410 million shares, of which:

•	400 million shares are designated as common stock, par value $0.001 per share, and

•	10 million shares are designated as preferred stock, par value $0.001 per share.

As of March 31, 2017, Centene had 172,271,202 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
Common Stock
Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Subject to any preference rights of holders of preferred stock, the holders of common stock are entitled to receive dividends and other distributions in cash, stock or property, if any, declared from time to time by the directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of preferred stock to prior distribution. In the event of a merger or consolidation, the holders of each share of common stock shall be entitled to receive the same per share consideration on a per share basis. Holders of common stock have no cumulative voting rights. The common stock has no preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions apply to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the completion of this offering will be fully paid and nonassessable.
We may issue additional shares of authorized common stock without stockholder approval, subject to applicable rules of the NYSE and Delaware law.
The transfer agent and registrar for the common stock is Broadridge Corporate Issuer Solutions, Inc. Information about Broadridge Corporate Issuer Solutions, Inc. may be obtained at (855) 627-5087. Our common stock is listed on the NYSE under the symbol “CNC.”
Preferred Stock
The following is a description of general terms and provisions of the preferred stock. All of the terms of the preferred stock are, or will be contained in our certificate of incorporation or in one or more certificates of designation relating to each series of the preferred stock, which will be filed with the SEC at or prior to the issuance of the series of preferred stock, and will be available as described under the heading “Where You Can Find More Information.”
Our board of directors is authorized, without further stockholder approval but subject to applicable rules of the NYSE and any limitations prescribed by law, to issue up to 10 million shares of preferred stock from time to time. Our board of directors has the discretion to provide for the issuance of all or any shares of preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be:

•	subject to redemption at such time or times and at such price or prices,

•
entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series,

•	entitled to such rights upon the dissolution of Centene or upon any distribution of our assets, or

•
convertible into, or exchangeable for, shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock of Centene at such price or prices or at such rates of exchange and with such adjustments as the board may determine.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock may provide desirable flexibility in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.
Certain Effects of Authorized but Unissued Stock
We may issue additional shares of common stock or preferred stock without stockholder approval, subject to applicable rules of the NYSE and Delaware law, for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions, and employee benefit plans and equity grants. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of Centene by means of a proxy contest, tender offer, merger or otherwise. We will not solicit approval of our stockholders for issuance of common and preferred stock unless our board of directors believes that approval is advisable or is required by applicable rules of the NYSE or Delaware law.
Limitation on Liability of Directors; Indemnification
Our certificate of incorporation provides that no director shall be personally liable to Centene or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Our certificate of incorporation further provides that any repeal or modification of this limitation of liability by our stockholders shall not adversely affect any right or protection of a director of Centene existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
Our certificate of incorporation requires that we indemnify our directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and that such right to indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. Except for proceedings to enforce rights to indemnification, however, Centene shall not be obligated to indemnify in connection with a proceeding (or part thereof) if such director, officer or successor in interest initiated such proceeding (or part thereof) unless such proceeding was authorized or consented to by the board of directors. The right to indemnification includes the right to be paid the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Any repeal or modification by the stockholders of indemnification or advancement rights shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of Centene existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
The board of directors may in its discretion provide rights to indemnification and to the advancement of expenses to employees and agents of Centene similar to those described above.
The inclusion of these provisions in our certificate of incorporation and by-laws may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter Centene or its stockholders from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Centene and its stockholders.
Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and By-Laws
Some of the provisions in our certificate of incorporation and by-laws and Delaware law could have the following effects, among others:

•	delaying, deferring or preventing a change in control of Centene;

•	delaying, deferring or preventing the removal of our existing management or directors;

•	deterring potential acquirors from making an offer to our stockholders; and

•	limiting our stockholders' opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

The following is a summary of some of the provisions in our certificate of incorporation and by-laws that could have the effects described above. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Business Combination Statute. We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Other Supermajority Voting Requirements. In addition to the supermajority requirement for certain business combinations discussed above, Centene's certificate of incorporation also contains other supermajority requirements, including:

•
a requirement that the vote of 75% of the outstanding shares of common stock (and any other voting shares that may be outstanding) entitled to vote generally in the election of directors is required to remove a director, with or without cause; and

•
a requirement that the vote of 75% of the outstanding shares of common stock (and any other voting shares that may be outstanding) entitled to vote generally in the election of directors is required for the stockholders to adopt, amend, alter or repeal the by-laws; and

•
a requirement that any amendment or repeal of specified provisions of Centene's certificate of incorporation (including provisions relating to directors and amendment of our by-laws) must be approved by at least 75% of the outstanding shares of our common stock (and any other voting shares that may be outstanding) entitled to vote generally in the election of directors.

Actions at Meetings of Stockholders; Special Meetings. Our certificate of incorporation and by-laws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors or some of our officers. These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in our control or management.
Classified Board of Directors. Our certificate of incorporation and by-laws provide that our board of directors will be divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. Each class holds office until the third annual stockholders' meeting for election of directors following the most recent election of such class.
Directors, and Not Stockholders, Fix the Size of the Board of Directors. Our certificate of incorporation and by-laws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than five nor more than eleven directors.
Board Vacancies to Be Filled by Remaining Directors and Not Stockholders. Under our certificate of incorporation and by-laws, any vacancy created by any reason prior to the expiration of the term in which the vacancy occurs will be filled by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor.
Advance Notice for Stockholder Proposals. Our by-laws contain provisions requiring that advance notice be delivered to Centene of any business to be brought by a stockholder before an annual meeting and providing for procedures to be followed by stockholders in nominating persons for election to our board of directors. Ordinarily, the stockholder must give notice not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the meeting is not within 30 days before or 70 days after such date, notice by the stockholder must be received no earlier than 120 days prior to such meeting and no later than the later of 70 days prior to the meeting or the 10th day following the day on which such public notice was first given. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for stockholder action in accordance with the provisions of applicable law.

Limitation on Liability of Directors; Indemnification
Centene’s certificate of incorporation, as amended, provides that no director shall be personally liable to Centene or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Centene’s certificate of incorporation, as amended, further provides that any repeal or modification of this limitation of liability by the Centene stockholders shall not adversely affect any right or protection of a director of Centene existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
Centene’s certificate of incorporation, as amended, requires that Centene indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and that such right to indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. Except for proceedings to enforce rights to indemnification, however, Centene shall not be obligated to indemnify in connection with a proceeding (or part thereof) if such director, officer or successor in interest initiated such proceeding (or part thereof) unless such proceeding was authorized or consented to by the Centene Board. The right to indemnification includes the right to be paid the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Any repeal or modification by the stockholders of indemnification or advancement rights shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of Centene existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
The Centene Board may in its discretion provide rights to indemnification and to the advancement of expenses to employees and agents of Centene similar to those described above.
The inclusion of these provisions in the Centene certificate of incorporation, as amended, and amended and restated by-laws may have the effect of reducing the likelihood of derivative litigation against Centene’s directors and may discourage or deter Centene or its stockholders from bringing a lawsuit against Centene’s directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Centene and its stockholders.
General Provisions Related to Centene Preferred Stock
The following is a description of general terms and provisions of the Centene preferred stock. All of the terms of the Centene preferred stock are, or will be contained in Centene’s certificate of incorporation, as amended, or in one or more certificates of designation relating to each series of the preferred stock, which will be filed with the SEC at or prior to the issuance of the series of preferred stock, and will be available as described under the heading “Where You Can Find More Information.”
The Centene Board is authorized, without further stockholder approval but subject to applicable rules of the NYSE and any limitations prescribed by law, to issue up to ten million shares of preferred stock from time to time. The Centene Board has the discretion to provide for the issuance of all or any shares of preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be:

•	subject to redemption at such time or times and at such price or prices;

•
entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;

•	entitled to such rights upon the dissolution of Centene or upon any distribution of Centene’s assets; or

•
convertible into, or exchangeable for, shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock of Centene at such price or prices or at such rates of exchange and with such adjustments as the board may determine.

The purpose of authorizing the Centene Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock may provide desirable flexibility in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of Centene’s outstanding voting stock.

Certain Effects of Authorized but Unissued Stock
Centene may issue additional shares of common stock or preferred stock without stockholder approval, subject to applicable rules of the NYSE and Delaware law, for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions, and employee benefit plans and equity grants. The existence of unissued and unreserved common and preferred stock may enable Centene to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of Centene by means of a proxy contest, tender offer, merger or otherwise. Centene will not solicit approval of its stockholders for issuance of common and preferred stock unless the Centene Board believes that approval is advisable or is required by applicable rules of the NYSE or Delaware law.

DESCRIPTION OF THE DEPOSITARY SHARES
We may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest in a share of preferred stock or multiple shares of preferred stock with the amount of the preferred shares to be specified in the applicable prospectus supplement. If we issue depositary shares representing interests in shares of preferred stock, those shares of preferred stock will be deposited with a depositary.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States. The applicable prospectus supplement will set forth the name and address of the depositary and a form of deposit agreement will be filed with the SEC as an exhibit to the registration statement by post-effective amendment or to a Current Report on Form 8-K. Subject to the terms of the deposit agreement, each owner of a depositary share will have a pro rata interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange and liquidation rights. In addition to this summary, you should refer to the applicable prospectus supplement and the detailed provisions of the relevant deposit agreement for complete terms of the deposit agreement.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

DESCRIPTION OF THE WARRANTS
We may issue warrants, in one or more series, for the purchase of debt securities, shares of our preferred stock or shares of our common stock. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. In addition to this summary, you should refer to the applicable prospectus supplement and the detailed provisions of the relevant warrant agreement for complete terms of the warrants and the warrant agreement. Unless otherwise specified in a prospectus supplement accompanying this prospectus, each warrant agreement will be between us and a banking institution organized under the laws of the United States or a state thereof as warrant agent. In connection with an offering of our warrants, a form of warrant agreement will be filed with the SEC as an exhibit to the registration statement by post-effective amendment or to a Current Report on Form 8-K.
Warrants will be evidenced by warrant certificates. Unless otherwise specified in the applicable prospectus supplement, the warrant certificates may be traded separately from the debt securities, preferred stock or common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant will not have any of the rights of a holder of our debt securities, preferred stock or common stock and will not be entitled to any payments on any debt securities, preferred stock or common stock issuable upon exercise of the warrants.
The prospectus supplement relating to a particular series of warrants to issue debt securities, preferred stock or common stock will describe the terms of those warrants, including the following, where applicable:

•	the title and the aggregate number of warrants;

•	the offering price for the warrants (if any);

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which the offering price (if any) and the exercise price for such warrants are payable;

•	the periods during which and the places at which such warrants are exercisable;

•	the date (if any) on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the redemption or call provisions (if any) applicable to the warrants;

•	the identity of the warrant agent;

•	the exchanges (if any) on which such warrants may be listed;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other terms of or material information about such warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We and/or the selling stockholders may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

•	through agents or dealers;

•	to or through underwriters;

•	directly by us and/or the selling stockholders to purchasers; or

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We and/or the selling stockholders will describe the details of any such offering and the plan of distribution for any securities offering in a prospectus supplement.
In addition, to the extent this prospectus is used by any selling securityholder to resell any securities, information with respect to the selling securityholder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.
Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Bryan Cave LLP, St. Louis, Missouri.

EXPERTS
The consolidated financial statements of Centene Corporation as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Health Net, Inc. and subsidiaries, incorporated in this Prospectus by reference from the Current Report on Form 8-K of Centene Corporation filed on March 24, 2016 (as amended on May 10, 2016 and as further amended on June 9, 2016) (the “Form 8-K”), have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference from the Form 8-K. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. Other than the SEC registration fee, all the amounts listed are estimates.

SEC Registration Fee (1)	$—
Accounting Fees and Expenses (2)	—
Legal Fees and Expenses (2)	—
Federal and State Taxes (2)	—
Fees and Expenses of Trustee and Depositary and its Counsel (2)	—
Rating Agencies’ Fees (2)	—
Miscellaneous Expenses (2)	—
Total	$—

(1) Omitted because the registration fee is being deferred pursuant to Rule 456(b) and 457(r).
(2) Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of securities cannot be estimated.

Item 15. Indemnification of Directors and Officers
Section 102 of the General Corporation Law of the State of Delaware, as amended (the “DGCL” or “Delaware law”), allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that the person is or was one of our directors, officers, agents or employees or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner which the person reasonably believed to be in our best interest, or not opposed to our best interest, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The power to indemnify applies to actions brought by us or in our right as well but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to us, unless the court believes that in light of all the circumstances indemnification should apply.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted under Delaware law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock re-purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our by-laws further provide that:

•	we must indemnify our directors and officers to the fullest extent permitted by Delaware law;

•	we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by our board of directors; and

•	we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

The indemnification provisions contained in our certificate of incorporation and by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain general liability insurance on behalf of our directors and executive officers insuring them against any liability asserted against them based on acts or omissions in their capacities as directors or officers or arising out of such status.
Item 16. Exhibits
The Index to Exhibits is hereby incorporated by reference.
Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)    That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, State of Missouri, on May 3, 2017.

CENTENE CORPORATION

By:	/s/ Michael F. Neidorff
Michael F. Neidorff Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Exchange Act, this registration statement has been signed by the following persons in the capacities as indicated, as of May 3, 2017.

Signature

/s/ Michael F. Neidorff	Chairman, President and Chief Executive Officer (principal executive officer)
Michael F. Neidorff

/s/ Jeffrey A. Schwaneke *	Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer)
Jeffrey A. Schwaneke

/s/ Christopher R. Isaak *	Senior Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)
Christopher R. Isaak

/s/ Orlando Ayala *	Director
Orlando Ayala

/s/ Robert K. Ditmore *	Director
Robert K. Ditmore

/s/ Fred H. Eppinger *	Director
Fred H. Eppinger

/s/ Richard A. Gephardt *	Director
Richard A. Gephardt

/s/ John R. Roberts *	Director
John R. Roberts

/s/ David L. Steward *	Director
David L. Steward

/s/ Tommy G. Thompson *	Director
Tommy G. Thompson

* By:	/s/ Michael F. Neidorff
Michael F. Neidorff Attorney-in-fact

INDEX TO EXHIBITS

Exhibit No.		Incorporated by Reference Herein
	Description	Reference	Date Filed

1.1	Underwriting Agreement*
3.1	Certificate of Incorporation of Centene Corporation	Exhibit 3.2 to Form S-1	October 9, 2001
3.1a	Certificate of Amendment to Certificate of Incorporation of Centene Corporation, dated November 8, 2001	Exhibit 3.2a to Form S-1/A	November 13, 2001
3.1b	Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware	Exhibit 3.1b to Form 10-Q	July 26, 2004
3.1c	Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware	Exhibit 3.1c to Form S-3	May 16, 2014
3.1d	Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware	Exhibit 3.1 to Form 8-K	October 26, 2015
3.2	By-laws of Centene Corporation, as amended and restated effective October 25, 2016	Exhibit 3.1 to Form 8-K	October 27, 2016
4.1
Indenture, dated April 29, 2014, among Centene Corporation and The Bank of New York Mellon Trust Company, N.A., relating to the Company’s 4.75% Senior Notes due 2022 (including Form of Global Note as Exhibit A thereto)
		Exhibit 4.1 to Form 8-K	April 29, 2014
4.2
Indenture, dated February 11, 2016, among Centene Escrow Corporation and The Bank of New York Mellon Trust Company, N.A., relating to the Company’s 5.625% Senior Notes due 2021 (including Form of Global Note as Exhibit A thereto)
		Exhibit 4.1 to Form 8-K	February 11, 2016
4.3
First Supplemental Indenture, dated March 24, 2016, by and between Centene Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 5.625% Senior Notes due 2021
		Exhibit 4.2 to Form 8-K	March 24, 2016
4.4
Indenture, dated February 11, 2016, among Centene Escrow Corporation and The Bank of New York Mellon Trust Company, N.A., relating to the Company’s 6.125% Senior Notes due 2024 (including Form of Global Note as Exhibit A thereto)
		Exhibit 4.2 to Form 8-K	February 11, 2016
4.5
First Supplemental Indenture, dated March 24, 2016, by and between Centene Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 6.125% Senior Notes due 2024
		Exhibit 4.4 to Form 8-K	March 24, 2016
4.6
Indenture, dated November 9, 2016, among Centene Corporation and The Bank of New York Mellon Trust Company, N.A., relating to the Company’s 4.75% Senior Notes due 2025 (including Form of Global Note as Exhibit A thereto)
		Exhibit 4.1 to Form 8-K	November 9, 2016
4.7	Form of Base Indenture	Exhibit 4.3 to Form S-3	May 16, 2014
4.8	Form of Certificate of Designation*
4.9	Form of Depositary Agreement*
4.10	Form of Depositary Receipt*
4.11	Form of Common Stock Warrant Agreement*
4.12	Form of Common Stock Warrant Certificate*
4.13	Form of Preferred Stock Warrant Agreement*
4.14	Form of Preferred Stock Warrant Certificate*

4.15	Form of Debt Securities Warrant Agreement*
4.16	Form of Debt Securities Certificate*
5.1	Legal Opinion of Bryan Cave LLP
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges	Exhibit 12.1 to Form 10-Q	April 25, 2017
23.1	Consent of KPMG LLP
23.2	Consent of Deloitte & Touche, LLP
23.3	Consent of Bryan Cave LLP (included in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture dated as of April 29, 2014.
25.2
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture dated as of February 11, 2016, relating to the Company’s 5.625% Senior Notes due 2021.

25.3
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture dated as of February 11, 2016, relating to the Company’s 6.125% Senior Notes due 2024.

25.4	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture dated as of November 9, 2016.
25.5	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Form of Indenture.

*	Indicates document to be filed as an exhibit to a report on Form 8-K or Form 10-Q pursuant to Item 601 of Regulation S-K and incorporated herein by reference.